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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


     We consent to the incorporation by reference in this registration statement on Form S-3 of PRI Automation, Inc. (the "Company") to register 1,405,433 shares of Common Stock of our report dated November 12, 1997, on our audits of the consolidated financial statements of the Company as of September 30, 1997 and 1996, and for each of the three years in the period ended September 30, 1997, which report is included in the Company's 1997 Annual Report on Form 10-K, and to the inclusion in this registration statement on Form S-3 of our report dated November 12, 1997, except as to the pooling of interests with the Equipe Combined Companies described in Note P which is as of September 11, 1998, on our audits of the restated consolidated financial statements of the Company as of September 30, 1997 and 1996, and for each of the three years in the period ended September 30, 1997. We also consent to the reference to our firm under the caption "Experts."



                           /s/ PricewaterhouseCoopers LLP
                           PricewaterhouseCoopers LLP




Boston, Massachusetts
September 24, 1998